UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013 (February 20, 2013)

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53266

Nevada	26-1548306
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

27665 Forbes Road, Laguna Niguel CA	92677
(Address of principal executive offices)	(Zip Code)

(760) 208-4905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Officers and Directors

Effective February 20, 2013, William F. Povondra, Jr. resigned as a member of our Board of Directors. Mr. Povondra’s resignation was not the result of any disagreement with our operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monster Offers
Registrant

Date: February 22, 2013
/s/ Wayne Irving II
Name: Wayne Irving II
Title: CEO and Director